Exhibit 32.2


     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



The undersigned, who is the Chief Financial Officer of International Microcomputer Software, Inc. (the "Company"), hereby certifies that (i) the Quarterly Report on Form 10-QSB for the three-month period ended December 31, 2003, as filed by the Company with the Securities and Exchange Commission (the "Quarterly Report"), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



DATE: FEBRUARY 11, 2003


BY:  /S/ WILLIAM J. BUSH
William J. Bush
Chief Financial Officer (Principal Accounting Officer)


A signed original of this written statement required by section 906 has been provided to International Microcomputer Software, Inc. and will be retained by International Microcomputer Software, Inc.and furnished to the Securities and Exchange Commission or its staff upon request.


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